UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Monster Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3906555
(State of incorporation or organization)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY	10017
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange, Inc.
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
For a description of the common stock, par value $0.001 per share, of Monster Worldwide, Inc. (the “Company”), reference is made to the information set forth under the caption “Description of Capital Stock” contained in the Company’s Registration Statement on Form S-1 (File No. 333-61400), initially filed with the Securities and Exchange Commission on May 5, 2001, as amended, including the prospectus contained therein filed pursuant to Rule 424(b) pursuant to the Securities Act of 1933, as amended, as well as any amendments to such Registration Statement filed subsequent thereto, and any and all amendments and reports filed for the purpose of updating such description, which description is incorporated herein by reference.
Item 2. Exhibits.
In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange, Inc., and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONSTER WORLDWIDE, INC.

By:	/s/ Timothy T. Yates

Name: Timothy T. Yates Title: Executive Vice President and Chief Financial Officer
Date: November 6, 2008